SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2004

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

415-445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5: Other Events and Regulation FD Disclosure.

On July 15, 2004, we reported operating results for the quarter ended June 30, 2004.

FOR IMMEDIATE RELEASE

Investor Contact:	Edward F. Lange, Jr. Chief Financial Officer BRE Properties, Inc. 415.445.6559	Media Contact: Thomas E. Mierzwinski V.P., Corporate Communications BRE Properties, Inc. 415.445.6525

BRE PROPERTIES REPORTS SECOND QUARTER 2004 RESULTS;

FFO $0.57 PER SHARE FOR THE QUARTER

SAN FRANCISCO (July 15, 2004) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter ended June 30, 2004.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $29.3 million, or $0.57 per diluted share, during second quarter 2004 as compared with $27.7 million, or $0.58 per diluted share for the quarter ended June 30, 2003. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the second quarter totaled $13.5 million, or $0.27 per diluted share, as compared with $27.3 million, or $0.59 per diluted share, for the same period 2003. Second quarter 2003 results included a net gain on sales totaling $13.5 million, or $0.29 per diluted share.

Adjusted EBITDA for the quarter totaled $49.0 million, as compared with $45.6 million in second quarter 2003. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For second quarter 2004, revenues totaled $75.1 million as compared with $68.1 million a year ago.

Net income available to common shareholders for the six-month period totaled $26.9 million, or $0.53 per diluted share, as compared with $52.0 million, or $1.12 per diluted share, for the same period 2003. The 2003 year-to-date results included a net gain on sales totaling $23.1 million, or $0.50 per diluted share. Adjusted EBITDA for the six-month period totaled $95.5 million, as compared with $91.7 million for the same period 2003. For the six months ended June 30, 2004, revenues totaled $147.1 million, as compared with revenues of $135.2 million for the same period 2003, excluding revenues from discontinued operations of $2.0 million.

BRE’s year-over-year comparative earnings and FFO results were influenced by increased income from acquisitions completed during 2003 and first quarter 2004 and properties in the lease-up phase of development. The additional income was offset by property-level same-store performance and increased interest expense.

Net Operating Income by Region

Quarter Ended June 30, 2004

($ amounts in 000s)
Region	# Units	Gross Investment	% Investment	$ NOI	% NOI
Southern California	9,568	$1,040,048	43%	$23,672	46%
Northern California	5,644	584,102	24%	13,755	26%
Mountain/Desert	5,324	484,659	20%	8,374	16%
Pacific Northwest	3,149	324,822	13%	5,825	11%
Partnership and other income	488	—	—	475	1%

Total	24,173	$2,433,631	100%	$52,101	100%

Acquisition activities during 2003 and first quarter 2004 increased second quarter 2004 NOI by $3.0 million as compared with second quarter 2003. Development and lease-up properties generated $1.3 million in additional NOI during the quarter as compared with second quarter 2003 levels.

Same-Store Property Results

During the second quarter and first six months of 2004, same-store net operating income (NOI) decreased 1% as compared with the same periods in 2003. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.)

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 23,685 apartment units owned directly by BRE, same-store units totaled 20,818 for the quarter and year-to-date periods.

Year to date, overall same-store operating results were affected by a marginal increase in portfolio-wide market rent and revenue, which were offset by real estate expense growth of 5%. The year-over-year increase in expenses was driven primarily by increased repair and maintenance expense, property-level administrative costs, and the timing of property tax assessments and related rebates. The timing of certain expenses has created greater than normal expense growth in the first six months of 2004. Average market rent for second quarter 2004 increased 1% to $1,080 per unit, from $1,072 per unit in second quarter 2003. Same-store physical occupancy levels averaged 95% during second quarter 2004 and 2003. Annualized resident turnover averaged 65% year-to-date 2004 as compared with 67% during the same period last year.

On a sequential basis, same-store NOI increased 3%, attributed primarily to increased occupancy in all Southern California markets and improved market rents in Seattle. Portfolio-wide, second quarter market rent levels remained consistent with first quarter rents. Average occupancy levels increased to 95% from 94%, in line with management’s expectations.

Same-Store % Growth Results

Q2 2004 Compared with Q2 2003

		% Change
	% NOI	Revenue	Expenses	NOI	#Units
San Diego, California	22%	4%	8%	2%	3,711
L.A./Orange County, California	20%	4%	4%	4%	3,863
San Francisco, California	19%	-4%	8%	-8%	3,035
Seattle, Washington	13%	1%	5%	-1%	3,149
Sacramento, California	9%	0%	3%	-1%	2,156
Phoenix, Arizona	8%	1%	7%	-3%	2,440
Salt Lake City, Utah	5%	5%	11%	2%	1,264
Denver, Colorado	4%	-4%	-6%	-2%	1,200

Total	100%	1%	5%	-1%	20,818

Same-Store % Growth Results

Six Months Ended June 30, 2004 Compared with 2003

		% Change
	% NOI	Revenue	Expenses	NOI	#Units
San Diego, California	22%	2%	5%	1%	3,711
L.A./Orange County, California	20%	3%	4%	3%	3,863
San Francisco, California	19%	-4%	7%	-8%	3,035
Seattle, Washington	13%	0%	5%	-2%	3,149
Sacramento, California	9%	2%	7%	-1%	2,156
Phoenix, Arizona	8%	2%	7%	-1%	2,440
Salt Lake City, Utah	5%	3%	7%	2%	1,264
Denver, Colorado	4%	-4%	-4%	-4%	1,200

Total	100%	1%	5%	-1%	20,818

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q2 2004	Q1 2004	Q2 2003	YTD 2004	YTD 2003
San Diego, California	95%	95%	95%	67%	66%
L.A./Orange County, California	96%	94%	96%	60%	54%
San Francisco, California	95%	94%	95%	60%	69%
Seattle, Washington	96%	95%	94%	59%	62%
Sacramento, California	94%	93%	95%	77%	86%
Phoenix, Arizona	95%	96%	92%	70%	68%
Salt Lake City, Utah	95%	95%	92%	74%	72%
Denver, Colorado	95%	94%	95%	67%	70%

Average	95%	94%	95%	65%	67%

Acquisition and Development Activity

During second quarter 2004, BRE delivered one community, Pinnacle at Fullerton, with 192 units located in the L.A. / Orange County metro area. At the end of the quarter the community achieved stabilization, with a physical occupancy level of 95%.

In addition to Pinnacle at Fullerton, the company had two other communities in the lease-up phase during second quarter 2004, with 202 of 344 units delivered by the end of the quarter. Occupancy at the end of the second quarter for these lease-up communities was 47% of total units and 81% of delivered units.

During second quarter 2004, BRE commenced construction on three communities in Southern California: Pinnacle Bridgeport, with 188 units in Santa Clarita; Pinnacle Towngate, with 268 units in Moreno Valley; and Pinnacle Orange, with 464 units in Orange, California. The estimated completion costs associated with the new construction starts have been increased by approximately 5.5%, reflecting the finalization of construction and supply contracts and increased costs for building materials.

BRE currently has six communities with a total of 1,472 units under construction, for a total estimated investment of $284.6 million, and an estimated balance to complete totaling $166 million. Expected delivery dates for these units range from third quarter 2004 through first quarter 2007. All development communities are in Southern California. At June 30, 2004, BRE owned one parcel of land in Pasadena, California, representing 188 units of future development, for an estimated cost of $51.9 million.

At June 30, 2004, the company had entered into agreements providing options to purchase or lease five parcels of land, and was actively pursuing local development approvals. Three sites are located in Northern California, representing 1,010 units of future development and an estimated total cost of $249 million. Two sites are located in Southern California, representing 608 units of future development and an estimated cost of $190 million. Anticipated construction start dates range from the first half of 2005 to the second half of 2006.

Financial and Other Information

At June 30, 2004, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $3.2 billion, with a debt-to-total market capitalization ratio of 40%. BRE’s outstanding debt of $1.3 billion carried a weighted average interest rate of 5.56% for the six months ended June 30, 2004. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 3.0 times for the quarter and year-to-date periods. The weighted average maturity for outstanding debt is five and a half years. At June 30, 2004, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $300 million, with a weighted average interest cost of 2.4%.

For second quarter 2004, cash dividend payments to common shareholders totaled $24.5 million or $0.4875 per share. For the six months ended June 30, 2004, cash dividend payments to common shareholders totaled $48.9 million, or $0.975 per share.

At its annual meeting on May 20, BRE announced John McMahan’s decision to step down as chairman of the board of directors, and the board’s election of L. Michael Foley as the company’s non-executive chairman. Mr. McMahan will retain a board seat. Also at the meeting, shareholders approved an amendment to the company’s Articles of Incorporation to move from a staggered board structure, with three-year terms, toward the election of all directors annually.

BRE Properties, Inc.

Financial Summary

June 30, 2004

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollar amounts in thousands)

	June 30, 2004	June 30, 2003
Assets

Real estate portfolio
Direct investments in real estate:
Investments in rental properties	$2,433,631	$2,151,237
Construction in progress	93,649	59,736
Less: accumulated depreciation	(268,194)	(213,733)

	2,259,086	1,997,240

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,325	10,557

Land under development	12,167	16,141

Total real estate portfolio	2,281,578	2,023,938

Cash	6,374	99
Other assets	47,563	49,300

Total assets	$2,335,515	$2,073,337

Liabilities and shareholders’ equity

Liabilities
Unsecured senior notes	$848,456	$764,474
Unsecured line of credit	160,000	125,000
Secured line of credit	140,000	100,000
Mortgage loans	130,735	137,196
Accounts payable and accrued expenses	37,507	35,640

Total liabilities	1,316,698	1,162,310

Minority interests	33,798	44,734

Shareholders’ equity
Preferred stock, $.01 par value; $25 liquidation preference; 10,000,000 shares authorized. 2,150,000 shares 8.50% Series A cumulative redeemable issued and outstanding at June 30, 2003; 3,000,000 shares 8.08% Series B cumulative redeemable issued and outstanding; 4,000,000 shares 6.75% Series C cumulative redeemable issued and outstanding at June 30, 2004.	175,000	128,750

Common stock; $.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,178,878 and 46,234,055 at June 30, 2004 and 2003, respectively.	502	462

Additional paid-in capital	809,517	737,081

Total shareholders’ equity	985,019	866,293

Total liabilities and shareholders’ equity	$2,335,515	$2,073,337

BRE Properties, Inc.

Financial Summary

June 30, 2004

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(In thousands, except per share data)

	Quarter ended		Six months ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
REVENUE

Rental income	$71,254	$64,692	$139,478	$128,196
Ancillary income	3,416	2,984	6,645	5,841
Partnership and other income	475	388	947	1,132

Total revenue	75,145	68,064	147,070	135,169

EXPENSES

Real estate expenses	23,044	19,764	45,190	39,160
Depreciation	15,094	12,981	29,610	25,811
Interest expense	16,591	15,306	32,267	29,747
General and administrative	3,121	2,917	6,343	5,600

Total expenses	57,850	50,968	113,410	100,318

Income before minority interests in consolidated subsidiaries and discontinued operations	17,295	17,096	33,660	34,851

Minority interests	613	830	1,331	1,654

Income from continuing operations	16,682	16,266	32,329	33,197
Discontinued operations:
Net gain on sales	—	13,511	—	23,147
Discontinued operations, net (1)	—	229	—	936

Total discontinued operations	—	13,740	—	24,083

NET INCOME	$16,682	$30,006	$32,329	$57,280

Dividends attributable to preferred stock	3,203	2,657	5,386	5,314

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,479	$27,349	$26,943	$51,966

Net income per common share – basic	$0.27	$0.59	$0.54	$1.13

Net income per common share – diluted	$0.27	$0.59	$0.53	$1.12

Weighted average shares outstanding – basic	50,130	46,100	50,095	46,025
Weighted average shares outstanding – diluted	50,560	46,460	50,530	46,315

(1)	Details of net earnings from discontinued operations:

	Quarter ended 6/30/04	Quarter ended 6/30/03	Six months ended 6/30/04	Six months ended 6/30/03
Rental and ancillary income	—	$245	—	$1,984
Real estate expenses	—	(16)	—	(742)
Interest expense	—	—	—	—
Depreciation	—	—	—	(306)

Income from discontinued operations, net	—	$229	—	$936

Reconciliation and Definition of Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and, therefore, may not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is based on NAREIT’s current definition and is calculated by BRE as net income computed in accordance with GAAP, excluding gains or losses from sales of investments, plus depreciation, and after adjustments for unconsolidated joint ventures and minority interests convertible to common shares. We consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT because, by excluding gains or losses and depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Below is a reconciliation of net income available to common shareholders to FFO:

	Quarter ended 6/30/04	Quarter ended 6/30/03	Six months ended 6/30/04	Six months ended 6/30/03
Net income available to common shareholders	$13,479	$27,349	$26,943	$51,966
Depreciation from continuing operations	15,094	12,981	29,610	25,811
Depreciation from discontinued operations	—	—	—	306
Minority interests	613	830	1,331	1,654
Depreciation from unconsolidated entities	219	285	489	576
Net gain on sales	—	(13,511)	—	(23,147)
Less: Minority interests not convertible to common	(139)	(250)	(383)	(493)

Funds from operations	$29,266	$27,684	$57,990	$56,673

Diluted shares outstanding – EPS (1)	50,560	46,460	50,530	46,315

Net income per common share – diluted	$0.27	$0.59	$0.53	$1.12

Diluted shares outstanding - FFO	51,530	47,650	51,500	47,510

FFO per common share – diluted	$0.57	$0.58	$1.13	$1.19

Adjusted Funds from Operations (AFFO)

AFFO represents funds from operations less recurring value retention capital expenditures. We consider AFFO to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses on investments and depreciation. Unlike FFO, AFFO also reflects that capital expenditures are necessary to maintain the associated real estate assets. Below is a reconciliation of net income available to common shareholders to AFFO:

	Quarter ended 6/30/04	Quarter ended 6/30/03	Six months ended 6/30/04	Six months ended 6/30/03
Net income available to common shareholders	$13,479	$27,349	$26,943	$51,966
Depreciation from continuing operations	15,094	12,981	29,610	25,811
Depreciation from discontinued operations	—	—	—	306
Minority interests	613	830	1,331	1,654
Depreciation from unconsolidated entities	219	285	489	576
Net gain on sales	—	(13,511)	—	(23,147)
Less: Minority interests not convertible to common	(139)	(250)	(383)	(493)
Less: Capital expenditures	(4,223)	(2,562)	(6,232)	(5,110)

Adjusted funds from operations	$25,043	$25,122	$51,758	$51,563

Diluted shares outstanding – EPS (1)	50,560	46,460	50,530	46,315

Net income per common share – diluted	$0.27	$0.59	$0.53	$1.12

Diluted shares outstanding - FFO	51,530	47,650	51,500	47,510

AFFO per common share – diluted	$0.49	$0.53	$1.01	$1.09

(1)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from diluted EPS calculations.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding minority interests, gains or losses from sales of investments, redemption related preferred stock issuance costs, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA other non-operating charges. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 6/30/04	Quarter ended 6/30/03	Six months ended 6/30/04	Six months ended 6/30/03
Net income available to common shareholders	$13,479	$27,349	$26,943	$51,966
Interest	16,591	15,306	32,267	29,747
Depreciation	15,094	12,981	29,610	26,117

EBITDA	45,164	55,636	88,820	107,830
Minority interests	613	830	1,331	1,654
Net gains on sales	—	(13,511)	—	(23,147)
Dividends on preferred stock	3,203	2,657	5,386	5,314

Adjusted EBITDA	$48,980	$45,612	$95,537	$91,651

Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 6/30/04	Quarter ended 6/30/03	Six months ended 6/30/04	Six months ended 6/30/03
Net income available to common shareholders	$13,479	$27,349	$26,943	$51,966
Interest	16,591	15,306	32,267	29,747
Depreciation	15,094	12,981	29,610	26,117
Minority interests	613	830	1,331	1,654
Net gain on sales	—	(13,511)	—	(23,147)
Dividends on preferred stock	3,203	2,657	5,386	5,314
General and administrative expense	3,121	2,917	6,343	5,600

NOI	$52,101	$48,529	$101,880	$97,251
Less Non Same-Store NOI	6,696	2,735	12,271	6,391

Same-Store NOI	$45,405	$45,794	$89,609	$90,860

Forward Looking Statements

In addition to historical information, we have made forward-looking statements in this report on Form 8-K. These forward-looking statements pertain to, among other things, our capital resources, portfolio performance and our results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized. The following factors, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under acceptable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends on general economic trends, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in our most recent annual report on Form 10-K as they may be updated from time to time by our subsequent filings with the Securities and Exchange Commission. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update forward-looking statements. For more details, please refer to our SEC filings, including our most recent Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2004	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary